UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Board of Directors of Consolidated Edison, Inc. (“Con Edison”) and the Board of Trustees of Consolidated Edison Company of New York, Inc. each elected Ms. Deirdre Stanley and Mr. William J. Mulrow as members of the Board. Ms. Stanley was appointed to the Corporate Governance and Nominating Committee, the Environment, Health and Safety Committee, and the Operations Oversight Committee of the Boards. Mr. Mulrow was appointed to the Environment, Health and Safety Committee, the Finance Committee, and the Management Development and Compensation Committee of the Boards. Ms. Stanley is Executive Vice President and General Counsel of Thomson Reuters. Mr. Mulrow is a Senior Advisor at Blackstone. Ms. Stanley and Mr. Mulrow will each participate in the compensation arrangements described under “Director Compensation” in Con Edison’s proxy statement for its 2017 annual meeting of stockholders (filed with the Securities and Exchange Commission on April 3, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: November 16, 2017